As filed with the Securities and Exchange Commission on April 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

16-1685692

(I.R.S. Employer Identification Number)

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Phone Number: (215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Pooler, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Cohen & Company Inc.

2929 Arch Street

Philadelphia, Pennsylvania 19104

Phone Number: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (1)(3)(4)	Amount of registration fee (3)
Debt Securities
Preferred Stock
Depositary Shares (5)
Common Stock, $0.001 par value (6)
Series C Junior Participating Preferred Stock Purchase Rights (7)
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Warrants
Units (8)
Total			$300,000,000	$21,390.00

(1)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)	Each share of common stock includes the associated Series C Junior Participating Preferred Stock Purchase Right which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, as described in “Description of Common Stock.” Each share of common stock also includes, if applicable, any stockholder right or similar right associated with one share of common stock under any stockholder rights plan or similar plan that is adopted in the future, as described in “Description of Common Stock.”
(7)	The Series C Preferred Stock Purchase Rights (“Rights”), which will not be offered separately but only with the Common Stock, may be exercised after the “Distribution Date,” as defined below in “Description of Common Stock–Stockholder Rights Plan”, but only before the earlier of (i) December 31, 2012 or (ii) the time at which the Rights are redeemed or terminated by the Registrant, as described in “Description of Common Stock–Stockholder Rights Plan.”
(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, which securities may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2010

PROSPECTUS

COHEN & COMPANY INC.

$300,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

PREFERRED STOCK PURCHASE RIGHTS

SUBSCRIPTION RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

UNITS

We may from time to time in one or more offerings offer and sell up to $300,000,000 aggregate dollar amount of debt securities, preferred stock (either separately or represented by depositary shares), common stock (including, if applicable, any associated preferred stock purchase rights), subscription rights, stock purchase contracts, stock purchase units and warrants, as well as units that include any of these securities. The debt securities, preferred stock, subscription rights, stock purchase contracts, stock purchase units and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of our Company.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock trades on the NYSE Amex stock exchange under the symbol “COHN.” Our principal executive offices are located at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. The telephone number at our principal executive offices is (215) 701-9555. As of April 27, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $49.8 million. We have not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

See the “Risk Factors” on page 8 of this prospectus for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

Page
About This Prospectus	4

Where You Can Find More Information	4

Incorporation of Certain Documents By Reference	5

Disclosure Regarding Forward-Looking Statements	6

The Company	7

Risk Factors	8

Ratio of Earnings to Fixed Charges	9

Use of Proceeds	9

Dilution	9

Description of Securities We May Offer	10

Description of Debt Securities	10

Description of Preferred Stock	23

Description of Depositary Shares	26

Description of Common Stock	26

Description of Subscription Rights	29

Description of Stock Purchase Contracts and Stock Purchase Units	30

Description of Warrants	30

Description of Units	32

Certain Provisions of the Maryland General Corporation Law and Cohen & Company’s Charter, Bylaws and Rights Plan and Cohen Brothers’ Amended and Restated Limited Liability Company Agreement	32

Plan of Distribution	36

Legal Matters	38

Experts	38

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “Cohen & Company,” “the Company,” “we,” “us,” and “our” refer to Cohen & Company Inc., a Maryland corporation, and its consolidated subsidiaries, unless the context otherwise requires. Each reference in this prospectus to Cohen & Company’s common stock includes any preferred stock purchase rights or other similar rights associated with the common stock, unless the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, or any other offering material or of any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a Web site at http://www.cohenandcompany.com with information about our Company. Information contained on our Web site or any other Web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a)	The Company’s annual report on Form 10-K for the year ended December 31, 2009 filed on March 10, 2010;

(b)	The Company’s current reports on Form 8-K dated February 18, 2010 and April 27, 2010, respectively;

(c)	The description of the Company’s common stock contained in its registration statement on Form 8-A filed on December 16, 2009; and

(d)	The description of the Company’s preferred stock purchase rights set forth in its registration statement on Form 8-A filed on December 28, 2009.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cohen & Company Inc.

Investor Relations

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

(215) 701-9555

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, or any other offering materials and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of Cohen & Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

•	benefits, results, cost reductions and synergies resulting from the Company’s December 2009 business combination;

•	integration of operations;

•	business strategies;

•	growth opportunities;

•	competitive position;

•	market outlook;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	financing plans;

•	plans and objectives of management;

•	tax treatment of the December 2009 business combination; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. These statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You should consider the areas of risk and uncertainty described above and discussed under the heading “Item 1A – Risk Factors” and in other sections of our annual report on Form 10-K for the year ended December 31, 2009 as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of our Annual Report on Form 10-K. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

THE COMPANY

We are an investment firm specializing in credit-related fixed income investments. We are a holding company that conducts our business primarily through Cohen Brothers, LLC, or Cohen Brothers, our majority owned subsidiary. We began operations, through our predecessors, in 1999 as an investment firm focused on small and mid-cap banks, but have grown over the past ten years into a more diversified fixed income specialty investment firm. We are organized into three business segments: Capital Markets, Asset Management, and Principal Investing.

•

Capital Markets. Our Capital Markets business segment consists of credit-related fixed income sales and trading, as well as new issue placements in corporate and securitized products. Our fixed income sales and trading group provides trade execution to corporate and institutional investors. We specialize in the following products: high grade corporate bonds, high yield corporate bonds, asset-backed securities, mortgage-backed securities, collateralized loan obligations, trust preferred securities, or TruPS, whole loans, and other structured financial instruments. We believe that we are one of the most active participants in the brokering of TruPS due to our knowledge of the transactions and the relationships we maintain with institutional investors in these securities.

•

Asset Management. We serve the needs of client investors by managing assets within investment funds, managed accounts, permanent capital vehicles, and collateralized debt obligations, or CDOs (collectively, “investment vehicles”). A CDO is a form of secured borrowing. The borrowing is secured by different types of fixed income assets such as corporate or mortgage loans or bonds or TruPS. The borrowing is in the form of a securitization which means that the lenders are actually investing in notes backed by the assets. The lenders will have recourse only to the assets securing the loans. Our Asset Management business segment includes our fee based asset management operations which include on-going base, subordinate and incentive management fees. As of December 31, 2009, we had approximately $16.2 billion in assets under management (AUM).

•	Principal Investing. Our Principal Investing business segment is comprised primarily of our seed capital investments in investment vehicles we manage.

We generate our revenue by business segment primarily through:

Capital Markets:

•	our trading activities which include riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities classified as trading;

•

new issue and advisory revenue comprised of (a) origination fees for corporate debt issues originated by us; (b) revenue from advisory services; and (c) new issue securitization revenue associated with arranging new securitizations;

Asset Management:

•

asset management fees for our on-going services as asset manager charged and earned by managing investment vehicles, which may include fees both senior and subordinated to the securities issued by the investment vehicle;

•	incentive management fees earned based on the performance of the various investment vehicles;

Principal Investing:

•

gains and losses (unrealized and realized) and income and expense earned on securities, primarily seed capital investments in original issuance of investment vehicles we manage, classified as other investments, at fair value; and

•	income or loss from equity method affiliates.

Cohen & Company Inc. was incorporated in the State of Maryland in October 2003. Our principal executive offices are located at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

RISK FACTORS

Investing in our securities involves risk and uncertainties. Please see the risk factors under the heading “Item 1A – Risk Factors” in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties incorporated by reference include all of the material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges[1]	(2)	(2)	(2)	(2)	Not Meaningful

(1)	In computing the ratio of earnings to fixed charges: (a) earnings were the income from continuing operations before income taxes and adjustment for income (loss) from equity affiliates and noncontrolling interests, fixed charges, distributed income of equity affiliates and excluding capitalized interest and noncontrolling interest in income before taxes of subsidiaries that have not incurred fixed charges; and (b) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because our preferred stock does not have a dividend preference and therefore the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.
(2)	The earnings were inadequate to cover total fixed charges. For the years ended December 31, 2009, 2008, 2007, and 2006, we would have needed additional pre-tax income attributable to Cohen & Company Inc. of $7,316, $4,639, $33,609, and $13,659, respectively, to achieve coverage of 1:1 in these periods.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	debt securities;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock (including, if applicable, the Series C Junior Participating Preferred Stock Purchase Rights or any other associated preferred stock purchase rights);

•	subscription rights;

•	stock purchase contracts;

•	stock purchase units;

•	warrants exercisable for our debt securities, preferred stock, depositary shares or common stock; and

•	units comprised of any combination of our debt securities, preferred stock, depositary shares, common stock and warrants.

We may issue the debt securities as exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities of Cohen & Company Inc., which debt securities may be convertible.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which such indenture relates. Each indenture will be entered into between Cohen & Company Inc., as obligor, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, which we refer to as the “TIA.”

Each indenture will be in the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time, which form is incorporated by reference into this prospectus. You should read the indenture because it will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the TIA. You should refer to the applicable indenture for more specific information.

The following description is a summary of selected general provisions relating to the debt securities and the indenture. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the indenture, as that indenture may be supplemented, amended or modified from time to time as provided therein.

When we refer to “Cohen & Company,” “the Company,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Cohen & Company Inc. and not any of our subsidiaries or associated companies.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:

•	the title, aggregate principal amount and classification of the debt securities;

•

any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•

the rate (which may be fixed or variable) at which the debt securities will bear interest, or the method for determining the rate at which the debt securities will bear interest, and the date from which any interest will accrue;

•	the interest payment dates for the debt securities or the method of determining those dates;

•	any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, will accrue;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, relating to the seniority or subordination of all or any portion of the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the indenture;

•	the registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Cohen & Company common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, a description of the collateral;

•

whether the debt securities will be issued in the form of one or more “global securities,” and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Cohen & Company with respect to a series of debt securities that are in addition to, modify or delete those described in the indenture;

•	the events of default relating to the debt securities that are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities that are in addition to, modify or delete those described in the applicable indenture.

Unless otherwise indicated in the prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Selection and Notice Upon Optional Redemption

Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indenture provides that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:

(1)	if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange on which the debt securities of such series are listed, or

(2)	if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

No debt securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at such holder’s registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of such debt securities called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the debt securities to be redeemed.

Covenants

In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indenture, we will agree:

•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indenture; and

•	to preserve our corporate existence.

Merger, Consolidation, or Sale of Assets

The indenture provides that Cohen & Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Cohen & Company and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:

(1)	either

(a)	in the case of a consolidation or merger, Cohen & Company, or any successor thereto, is the surviving or continuing corporation, or

(b)	the person (if other than Cohen & Company, or any successor thereto) formed by such consolidation or into which Cohen & Company is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Cohen & Company and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Cohen & Company and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued or assumed on a co-issuer basis by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the indenture on the part of Cohen & Company to be performed or observed;

(2)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above no default and no event of default shall have occurred or be continuing under the applicable indenture; and

(3)

Cohen & Company or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.

Notwithstanding the provisions under this heading above:

(1)	any subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to Cohen & Company or to another subsidiary; and

(2)	Cohen & Company or any subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of Cohen & Company or such subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries of Cohen & Company, the capital stock of which constitutes all or substantially all of the properties and assets of Cohen & Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of Cohen & Company.

As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Cohen & Company in a transaction that is subject to, and that complies with the foregoing, the successor person formed by such consolidation or into or with which Cohen & Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Cohen & Company shall refer instead to the successor person and not to Cohen & Company), and may exercise every right and power of Cohen & Company under the applicable indenture with the same effect as if such successor person had been named as Cohen & Company in the indenture; and thereafter the predecessor Cohen & Company shall be relieved from the obligation to pay the principal of and interest on the debt securities and from any further obligation under the applicable indenture.

Events of Default and Remedies

The indenture provides that each of the following constitutes an event of default with respect to debt securities of any series:

(1)	default for 30 days in the payment when due of interest on the debt securities of such series;

(2)	default in payment of the principal of or premium, if any, on the debt securities of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3)	failure to comply with any of our other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Cohen & Company or any subsidiary of Cohen & Company (or the payment of which is guaranteed by Cohen & Company or any subsidiary of Cohen & Company) whether such indebtedness or guarantee now exists, or is created after the series of debt securities was first issued, which default:

(a)	is caused by a failure to pay principal of or premium, if any, or interest, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, or

(b)	results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default as described above or the maturity of which has been so accelerated, aggregates $10 million or more;

(5)	failure by Cohen & Company or any subsidiary of Cohen & Company to pay final judgments aggregating in excess of $10 million, net of any amounts reasonably expected to be covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6)	certain events of bankruptcy or insolvency with respect to Cohen & Company.

If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the indenture or the debt securities of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Cohen & Company, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.

Notwithstanding any other provision of the applicable indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.25% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the applicable indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the event of default is continuing.

The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by written notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default with respect to the debt securities of such series and its consequences under the applicable indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of Cohen & Company, in such capacity, will have any liability for any obligations of Cohen & Company under any series of debt securities, the applicable indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Payment Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar at any time without notice to any holder of the debt securities.

Conversion Rights

If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of such debt security for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the applicable indenture (including, without limitation, any provisions relating to any mandatory offer by Cohen & Company to purchase or repurchase any debt securities and the defined terms used therein) and the debt securities issued thereunder may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in aggregate principal amount then outstanding of such series of debt securities voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for such series of debt securities).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities;

(3)	reduce the rate of or change the time for payment of interest on any debt security;

(4)	waive a default or event of default in the payment of principal of or premium, if any, or interest on any series of debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any debt security payable in a currency other than that stated in the debt securities;

(6)	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

(7)	waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities of one or more series, we and the trustee may amend or supplement the applicable indenture or the debt securities:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation;

(4)	to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the applicable indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

(6)	to conform the text of the applicable indenture or the debt securities of any series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the applicable indenture or the debt securities of such series;

(7)	to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture prior to such issuance of additional debt securities;

(8)	to secure the debt securities of any series;

(9)	to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

(10)	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

(11)	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the applicable indenture; or

(12)	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;

(2)	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the applicable indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

(1)	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)	since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default with respect to such series of debt securities shall have occurred and be continuing either:

(a)	on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

(b)	insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence, shall immediately cease to be effective);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

(6)	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

(7)	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:

(1)	either:

(a)	all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)	all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)	No default or event of default with respect to such series of debt securities has occurred and is continuing on the date of the deposit (other than a default or event of default with respect to such series of debt securities resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	We have paid or caused to be paid all sums payable by us under the applicable indenture as they relate to such series of debt securities; and

(4)	We have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the applicable indenture.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to debt securities of such series, subject to certain exceptions. The indenture provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours.

DESCRIPTION OF PREFERRED STOCK

Our authorized preferred stock consists of 50,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2010, one share of our Series A preferred stock was issued and outstanding and was held of record by one stockholder and no shares of Series B preferred stock or Series C preferred stock were issued and outstanding.

The following description of our preferred stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the preferred stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and Articles Supplementary related to our Series A preferred stock, Series B preferred stock and Series C preferred stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional articles supplementary establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

On February 20, 2009, the Cohen & Company board of directors adopted resolutions reclassifying: (1) one authorized but unissued share of preferred stock, par value $0.001 per share, as a series of preferred stock designated as “Series A Voting Convertible Preferred Stock,” and referred to in this prospectus as Series A preferred stock, and (2) 4,983,557 authorized but unissued shares of Cohen & Company preferred stock, par value $0.001 per share, as a series of preferred stock designated “Series B Voting Non-Convertible Preferred Stock,” and referred to in this prospectus as Series B preferred stock. Articles supplementary setting forth the terms of the Series A preferred stock and Series B preferred stock were filed with the State Department of Assessments and Taxation of Maryland on December 16, 2009 and with the SEC on December 18, 2009. On December 21, 2009, the Cohen & Company board of directors adopted resolutions reclassifying 10,000 unissued shares of preferred stock, par value $0.001 per share, as a series of preferred stock designated as “Series C Junior Participating Preferred Stock,” and referred to in this prospectus as Series C preferred stock.

Cohen & Company’s charter authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, Cohen & Company’s board of directors is required by the Maryland General Corporation Law, as amended from time to time, or the MGCL, and its charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms and conditions of redemption for each such series and Cohen & Company is required to file articles supplementary with the State Department of Assessments and Taxation of Maryland setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemptions of each such series.

Series A Preferred Stock

The one share of Series A preferred stock was issued to Cohen Bros. Financial, LLC, an entity wholly owned by Daniel G. Cohen, our chairman and chief executive officer. Subject to the provisions of the articles supplementary setting forth the terms of the Series A preferred stock, the holder of Series A preferred stock will not be entitled to receive any dividends, distributions, or any distributions upon liquidation, dissolution, or winding-up of Cohen & Company.

The share of Series A preferred stock will be convertible into 4,983,557 shares of Series B preferred stock at any time on or after October 1, 2010, upon written notice by the holder to Cohen & Company and surrender of the certificate therefor. The share of Series A preferred stock will be redeemed by Cohen & Company out of funds legally available on December 31, 2012 in exchange for a payment equal to the aggregate par value of such share, which payment must be made in full upon redemption for cash. The holder of the share of Series A preferred stock may not transfer that share except for a transfer under the laws of descent upon a death of a holder. The holder of Series A preferred stock will not be entitled to exercise any appraisal rights, unless the Cohen & Company board of directors, upon the affirmative vote of a majority of the directors, determines that such rights apply to the share of Series A preferred stock.

The holder of the Series A preferred stock, voting separately as a class at each annual meeting, will be entitled to nominate and elect a number of directors equal to at least one-third (but less than a majority) of the total number of directors, and such directors are referred to in this prospectus as the Series A directors. If one-third of the total number of directors is a fraction, the holder of the Series A preferred stock will be entitled to elect the whole number of directors that results from rounding up, unless the result obtained by rounding up would be a majority of the total number of directors, in which case the fractional result will be rounded down to the nearest whole number. The holder of the Series A preferred stock, voting separately as a class, will have the right to remove any Series A director at any time, and to replace any such removed director with a new Series A director. Any vacancies among the Series A directors may be filled only by the holder of Series A preferred stock or by the affirmative vote of a majority of the Series A directors then in office. The affirmative vote of a majority of the Series A directors then in office will be required to increase the size of our board of directors. While the share of Series A preferred stock is outstanding, the vote of the holder of the Series A preferred stock will be required to: (1) approve any amendment, alteration or repeal of any of the provisions of Cohen & Company’s charter, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A preferred stock, except that neither of the following will be deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A preferred stock, and the holder of the Series A preferred stock will not be entitled to vote on: (A) an increase in the number of authorized or outstanding shares of Cohen & Company common stock or the classification or reclassification of any shares of stock of any class or series other than Series A preferred stock or Series B preferred stock; or (B) an amendment alteration or repeal of any provision of Cohen & Company’s charter in connection with a merger, consolidation or other event, if, following such merger consolidation or other event, the Series A preferred stock remains outstanding with its terms materially unchanged or the holder of the Series A preferred stock receives equity securities of the successor or survivor of such merger, consolidation or other event with terms that are substantially identical to those of the Series A preferred stock, taking into account that, upon the occurrence of such merger, consolidation or other event, Cohen & Company may not be the surviving company, and the surviving company may not be a corporation; or (2) classify, reclassify or issue any additional shares of Series A preferred stock or Series B preferred stock (other than upon conversion of the share of Series A preferred stock).

Series B Preferred Stock

The outstanding shares of Series B preferred stock, if any, will be redeemed by Cohen & Company out of funds legally available on December 31, 2012 in exchange for a payment equal to the aggregate par value of such shares, which payment must be made in full upon redemption in cash. Upon the issuance of any Series B preferred stock, holders of Series B preferred stock will not be entitled to receive any dividends, distributions or distributions upon liquidation, dissolution or winding-up of Cohen & Company. Holders of Series B preferred stock may not transfer such shares except for a transfer under the laws of descent upon the death of a holder. Holders of Series B preferred stock will not be entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of directors, determines that such rights apply with respect to the Series B preferred stock.

Holders of Series B preferred stock will be entitled to vote together with the holders of Cohen & Company common stock on all matters with respect to which a vote of the stockholders of Cohen & Company is required or permitted under Maryland law. In addition, while shares of Series B preferred stock are outstanding, the approval of the majority of the holders of Series B preferred stock, voting separately as a class, will be required to: (1) approve any amendment, alteration or repeal of any provision of Cohen & Company’s charter, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B preferred stock except that neither of the following will be deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B preferred stock, and the holders of the Series B preferred stock will not be entitled to vote on: (A) an increase in the number of authorized or outstanding shares of Cohen & Company common stock or the classification, reclassification or issuance of any shares of stock of any class or series other than Series A preferred stock or Series B preferred stock; or (B) an amendment alteration or repeal of any provision of Cohen & Company’s charter in connection with a merger, consolidation or other event, if, following such merger, consolidation or other event, the Series B preferred stock remains outstanding with its terms materially unchanged or the holders of the Series B preferred stock receive equity securities of the successor or survivor of such merger, consolidation or other event with terms that are substantially identical to those of the Series B preferred stock, taking into account that, upon the occurrence of such merger, consolidation or other event, Cohen & Company may not be the surviving company, and the surviving company may not be a corporation; or (2) classify, reclassify or issue any shares of Series B preferred stock (other than upon conversion of the Series A preferred stock) or Series A preferred stock.

If Cohen & Company effects a split, combination or subdivision of the outstanding shares of Cohen & Company common stock or declares a dividend or other distribution on the Cohen & Company common stock payable in additional shares of Cohen & Company common stock (even if shares of Series B preferred stock have not yet been issued), then, as of the date of such split, dividend or distribution (or, if a record date is established for such dividend or distribution, as of such record date), the number of votes entitled to be cast by a holder of one share of Series B preferred stock will be proportionately increased or decreased so that the aggregate voting power represented by all of the authorized shares of Series B preferred stock (calculated as though all of the authorized shares of Series B preferred stock were authorized, outstanding and entitled to vote at such time), in comparison to the aggregate voting power of the outstanding shares of Cohen & Company common stock, will not change as a result of such split, combination, subdivision, dividend or distribution.

Cohen & Company may not enter into or undertake any consolidation, merger, combination or other transaction (other than a reclassification described below) in which shares of Cohen & Company common stock are exchanged for or converted into stock or securities having voting rights in the surviving or resulting entity unless each share of Series B preferred stock will be entitled to be exchanged for or converted into a number of shares of a separate class of stock or securities in the surviving or resulting entity, or the Resulting Shares, each of which will entitle the holder of one such Resulting Share to cast a number of votes equal to (1) the number of votes entitled to be cast by the holder of one share of stock or other security into which or for which each share of Cohen & Company common stock is exchanged or converted, multiplied by (2) the number of votes entitled to be cast by the holder of one share of Series B preferred stock immediately prior to such exchange. Resulting Shares will not have any rights to dividends or other distributions.

If there is a reclassification of the outstanding shares of Cohen & Company common stock into shares of any other class or series of stock (other than a split, subdivision or combination described above), then the number of votes entitled to be cast by a holder of one share of Series B preferred stock (including those issuable on conversion of each share of Series A preferred stock) will be increased or decreased in proportion to the increase or decrease in the aggregate number of shares of stock that a holder of one share of Cohen & Company common stock is entitled to receive in connection with such a reclassification, unless the shares of stock issued to the holders of Cohen & Company common stock in connection with such a reclassification have more or less than one vote per share, in which case the number of votes entitled to be cast by a holder of one share of Series B preferred stock (including those issuable on conversion of each share of Series A preferred stock) will be increased or decreased in proportion to the increase or decrease in the aggregate number of votes that a holder of one share of Cohen & Company common stock is entitled to cast as a result of such reclassification.

Series C Preferred Stock

The Series C preferred stock was authorized by the Company’s board of directors in connection with the Stockholder Rights Plan discussed below under “Description of Our Common Stock – Stockholder Rights Plan.” Upon the issuance of any Series C preferred stock, the holders of Series C preferred stock are entitled to receive, when, as and if declared by the Company’s board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Series C preferred stock. Dividends accrue and are cumulative. The holder of each share of Series C preferred stock is entitled to 10,000 votes on all matters submitted to a vote of the Company’s stockholders. Holders of Series C preferred stock are entitled to receive dividends, distributions or distributions upon liquidation, dissolution or winding up of the Company in an amount equal to $100,000 per share of Series C preferred stock, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared, prior to payments made to holders of shares of stock ranking junior to the Series C preferred stock. The shares of Series C preferred stock are not redeemable.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In the event we exercise this option, we will issue scrips for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the description in this prospectus under the headings “Description of Preferred Stock.”

The depositary shares will be evidenced by depositary scrips issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary scrips, will be filed prior to the issuance of depository shares as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2010, 10,471,527 shares of our common stock were issued and outstanding and were held of record by 38 stockholders.

The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and Articles Supplementary related to our Series A preferred stock, Series B preferred stock and Series C preferred stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional articles supplementary establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

All shares of Cohen & Company common stock that Cohen & Company may offer under this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of Cohen & Company common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by Cohen & Company and to share ratably in the assets legally available for distribution to Cohen & Company’s stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all of Cohen & Company’s known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Each outstanding share of Cohen & Company common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of the Cohen & Company board of directors, which means that the holders of a plurality of the outstanding shares of Cohen & Company common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of Cohen & Company common stock have no preference, conversion, exchange, sinking fund, redemption or, so long as Cohen & Company’s stock remains listed on a national stock exchange, appraisal rights and have no preemptive rights to subscribe for any of Cohen & Company’s securities. Shares of Cohen & Company common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation with outstanding voting capital stock generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Cohen & Company’s charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by Cohen & Company’s subsidiaries, this may mean that a subsidiary of Cohen & Company may be able to merge or sell all or substantially all of its assets without a vote of Cohen & Company’s stockholders.

Cohen & Company’s charter authorizes its board of directors to reclassify any unissued shares of Cohen & Company common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

For information concerning the associated rights included with our common stock under our Section 382 Rights Agreement dated as of December 21, 2009 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (the “Rights Agent”), see “Stockholder Rights Plan” below. The Rights Agreement and the rights thereunder will expire on December 31, 2012, unless earlier terminated by us. In the event that we adopt a new stockholder rights plan or similar plan that involves the distribution to our stockholders of rights under the new plan, any common stock we offer would also include any associated rights under the new plan, subject to the terms and conditions of that plan.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the NYSE Amex stock exchange under the symbol “COHN.”

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Stockholder Rights Plan

On December 21, 2009, our board of directors approved the entry into the Rights Agreement. The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right,” and collectively, the “Rights”) for each share of common stock, par value $0.001 per share, of the Company outstanding to stockholders of record at the close of business on December 21, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one ten-thousandth of a share of Series C preferred stock, at a purchase price of $100.00 per Unit, subject to adjustment. The following description of our Rights Agreement is only a summary, and we encourage you to review a complete copy of our Rights Agreement, which we have previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a “Distribution Date” will occur upon the earlier of (1) ten (10) days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined below) (the “Stock Acquisition Date”) or (2) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. “Acquiring Person” means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 4.95% or more of the shares of common stock then outstanding, excluding the Company and “Exempted Persons” (as defined in the Rights Agreement). Until the Distribution Date, (1) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (2) new common stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (1) the close of business on December 31, 2012, (2) the time at which the Rights are redeemed pursuant to the Rights Agreement, (3) the time at which the Rights are exchanged pursuant to the Rights Agreement, (4) the repeal of Section 382 of the Code or any successor statute if our board of directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (5) the beginning of a taxable year of the Company to which our board of directors determines that certain tax benefits may not be carried forward, or (6) the first anniversary of the adoption of the Rights Agreement if shareholder approval of the Rights Agreement has not been received by or on such date. At no time will the Rights have any voting power.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (the “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock is changed or exchanged; or (3) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

At any time after the Stock Acquisition Date, the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (1) a number of shares of common stock per Right with a value equal to the spread between the value of the number of shares of common stock for which the Rights may then be exercised and the Purchase Price, or (2) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, one share of common stock per Right (subject to adjustment).

At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the terms of the subscription rights. You should read the particular terms of the documents pursuant to which the subscription rights would be issued, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each holder;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase or sell the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts. You should read the particular terms of the documents pursuant to which the stock purchase contracts would be issued, which will be described in more detail in the applicable prospectus supplement. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of March 31, 2010, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•

if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•

if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•

the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	the United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, subscription rights, stock purchase contracts, stock purchase units, depositary shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND

COHEN & COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN

AND COHEN BROTHERS’ AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary of certain provisions of the MGCL and Cohen & Company’s charter, bylaws and rights plan and Cohen Brothers’ Amended and Restated Limited Liability Company Agreement, or the Cohen Brothers Operating Agreement, that may defer or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, Cohen & Company’s charter or bylaws and rights plan or the Cohen Brothers Operating Agreement that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of Cohen & Company’s charter and bylaws and rights plan and the Cohen Brothers Operating Agreement, which are incorporated by reference into this prospectus.

Provisions of Rights Plan

As discussed under “Description of Capital Stock— Stockholder Rights Plan,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series C preferred stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights plan may deter certain acquirors from making takeover proposals or tender offers.

Board of Directors

Cohen & Company’s charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than 15 and the approval of a majority of the Series A directors then in office will be required to increase the size of our board of directors. Generally, any vacancy on our board of directors (other than a Series A director) may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that any vacancy created as a result of the removal of a director by a vote of the stockholders shall be filled by a vote of the stockholders.

The holder of the Series A preferred stock, voting separately as a class at each annual meeting, is entitled to nominate and elect a number of directors equal to at least one-third (but less than a majority) of the total number of directors. If one-third of the total number of directors is a fraction, the number of Series A directors will be the whole number of directors that results from rounding up, unless the result obtained by rounding up would be a majority of the total number of directors, in which case the fractional result will be rounded down to the nearest whole number. Any vacancies among the Series A directors may be filled only by the holder of Series A preferred stock or by the affirmative vote of a majority of the Series A directors then in office.

Removal of Directors

The charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of Cohen & Company’s stock entitled to cast at least two-thirds of the votes of the stock entitled to be cast in the election of directors. The holder of Series A preferred stock, voting separately as a class, will have the exclusive right to remove any Series A director, by the affirmative vote of the Series A preferred stock entitled to cast a majority of the votes entitled to be cast in the election of Series A directors generally, and to replace the removed Series A director with a new Series A director.

Amendment to Cohen & Company’s Charter and Bylaws

Cohen & Company’s charter may be amended only if the amendment is declared advisable by its board of directors and approved by the affirmative vote of Cohen & Company stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Cohen & Company’s bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of its board of directors or by a vote of a majority of the voting power of Cohen & Company common stock.

Term and Termination

Cohen & Company’s voluntary dissolution must be:

•	declared advisable by a majority of its entire board of directors;

•	approved by the affirmative vote of Cohen & Company stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter; and

•

as provided for in the Cohen Brothers Operating Agreement, until such time as the Series A preferred stock is converted into Series B preferred stock and if there is any member of Cohen Brothers, LLC other than Cohen & Company having a percentage interest of at least 10%, approved by a majority of the voting power of the Cohen Brothers membership units held by members other than Cohen & Company that have a percentage interest of at least 10% of Cohen Brothers.

Stockholder Meetings and Approvals

Cohen & Company’s bylaws provide that the annual meeting of Cohen & Company’s stockholders is held, upon reasonable notice at the principal office of Cohen & Company at ten o’clock a.m. unless a different date, hour or place is fixed by our board of directors. Special meetings of Cohen & Company’s stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer, our board of directors, or the secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting containing the information required by Cohen & Company’s bylaws.

Stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, represented in person or by proxy, will constitute a quorum at any meeting of Cohen & Company stockholders. Action may be taken by Cohen & Company stockholders without a meeting, without prior notice, and without a vote, if consents in writing or by electronic transmission, setting forth the action taken, are given by all the holders of shares of stock entitled to vote on such action and filed with the records of Cohen & Company stockholders’ meetings. Notice in writing or by electronic transmission of all meetings of stockholders stating the date, hour and place of such meeting and, for any special meeting and to the extent required by the MGCL for an annual meeting, the purpose for which the meeting has been called, must be given by the secretary not less than 10 days nor more than 90 days before a meeting.

Advance Notice of Director Nominations and New Business

Cohen & Company’s bylaws provide that nominations of individuals for election to Cohen & Company’s board of directors and proposals of business to be considered at the meeting may be properly brought before an annual meeting of Cohen & Company’s stockholders only:

•	pursuant to Cohen & Company’s notice of the meeting;

•	by, or at the direction of, Cohen & Company’s board of directors; or

•

by a stockholder of record who is entitled to vote at the meeting and has provided notice to Cohen & Company’s secretary as required by the advance notice procedures set forth in Cohen & Company’s bylaws.

A stockholder of record must provide such notice, containing the information required by Cohen & Company’s bylaws, not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, with certain adjustments if the date of the annual meeting is changed by more than 30 days from the first anniversary of the preceding year’s annual meeting or the number of directors to be elected at the meeting is increased or decreased and there is no public announcement of such increase or decrease at least 130 days before the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting.

Nominations of individuals for election to Cohen & Company’s board of directors may be properly brought before a special meeting of Cohen & Company’s stockholders at which directors are to be elected only:

•	pursuant to Cohen & Company’s notice of the meeting;

•	by, or at the direction of, Cohen & Company’s board of directors; or

•

if Cohen & Company’s board of directors has determined that directors will be elected at the special meeting, by a stockholder of record who is entitled to vote at the meeting and has provided notice to Cohen & Company’s secretary as required by the advance notice procedures set forth in Cohen & Company’s bylaws.

A stockholder of record must provide such notice, containing the information required by Cohen & Company’s bylaws, not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or the tenth day after the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Procedures Governing Stockholder-Requested Special Meetings

Cohen & Company’s bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (1) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (2) the time frame for Cohen & Company’s board of directors to fix such record date; (3) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (4) that Cohen & Company’s board of directors has the authority to set the time, date and place of special stockholders meetings; (5) under what circumstances a notice of a special stockholders meeting may be revoked; and (6) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Takeover Restrictions

Cohen & Company’s charter or bylaws (1) require the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors, generally, to remove any director other than a Series A director and require the approval of the holder of Series A preferred stock, voting separately as a class, to remove any Series A director, (2) vest in the board the exclusive power to fix the number of directors, and (3) require, unless called by the Chairman of the board, President, Chief Executive Officer or our board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting.

The affirmative vote of two-thirds of all votes entitled to be cast on the matter and a declaration of the advisability thereof by the board of directors will generally be required to approve a merger, consolidation or share exchange involving Cohen & Company, the transfer of all or substantially all of the assets or an amendment to Cohen & Company’s charter.

Our board of directors has the power to classify and reclassify authorized and unissued shares of common stock or preferred stock and, subject to certain restrictions in the Cohen Brothers Operating Agreement discussed below, authorize the issuance of a class or series of common stock or preferred stock without stockholder approval. As provided for in the Cohen Brothers Operating Agreement, until such time as the Series A preferred stock is converted into Series B preferred stock, if there is any member of Cohen Brothers other than Cohen & Company having a percentage interest of at least 10%, Cohen & Company has agreed that it will not, without receiving advance approval of the majority of the voting power of the Cohen Brothers membership units held by members other than Cohen & Company that have a percentage interest of at least 10% of Cohen Brothers, (1) enter into or suffer a transaction constituting a change of control of Cohen & Company, or (2) issue any additional securities of Cohen & Company or permit any subsidiaries of Cohen & Company other than Cohen Brothers and other than subsidiaries formed to engage in securitization transactions to issue any additional securities.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting liability to the corporation or its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. Cohen & Company’s charter contains a provision limiting the liability of its directors and officers to Cohen & Company and its stockholders to the maximum extent permitted by Maryland law.

Cohen & Company’s charter and bylaws require it to indemnify its present and former directors and any individual who served as a director of a predecessor of the Company for any liability incurred in their official capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, to the fullest extent permitted by the MGCL. Cohen & Company’s charter and bylaws permit it, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any officer, employee or agent of the Company or a predecessor of the Company, to the maximum extent permitted by the MGCL.

Interested Person Transactions

Maryland law provides that a contract or other transaction between a Maryland corporation and a director of the corporation or between a Maryland corporation and any other company or other entity in which a director of the Maryland corporation serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest are disclosed to the board of directors or a committee of the board of directors and the board of directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest are disclosed to the stockholders entitled to vote and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the interested director or corporation or other entity, or (3) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the method of distribution and the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Offers to purchase securities may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for our Company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Cohen & Company Inc., and financial statements of Strategos Deep Value Mortgage Fund L. P., Strategos Deep Value Mortgage (Offshore) Fund L. P., and Strategos Deep Value Mortgage Master Fund Ltd., incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The financial statements of Brigadier Capital Master Fund, Ltd. and Brigadier Capital, LP as of and for the periods ended December 31, 2008 and 2007, incorporated in this prospectus by reference from Cohen & Company’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports dated February 19, 2009 and March 5, 2008, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports given on the authority of such firm as experts in accounting and auditing.

COHEN & COMPANY INC.

$300,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

SUBSCRIPTION RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

UNITS

PROSPECTUS

            , 2010

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$21,390.00
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant’s charter limits the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, or the MGCL) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any officer, employee or agent of the registrant or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant’s bylaws obligate the registrant, to the fullest extent permitted by Maryland law in effect from time to time, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or

•

make any individual who, while its director and at the registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing the Registrant’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate the Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.5	Articles of Amendment changing the Registrant’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.6	Articles Supplementary Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 28, 2009).

4.7	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 11, 2005).

4.8	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2010).

4.9	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.10	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.11	Section 382 Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2009).

4.12*	Form of Indenture (including form of Note).

4.13**	Form of Warrant Agreement.

4.14**	Form of Warrant Certificate (to be included in Exhibit 4.13).

4.15**	Form of Certificate of Designation.

4.16**	Form of Preferred Stock Certificate.

4.17**	Form of Deposit Agreement.

4.18**	Form of Depositary Receipt (to be included in Exhibit 4.17).

4.19**	Form of Stock Purchase Contract.

4.20**	Form of Stock Purchase Contract Certificate (to be included in Exhibit 4.19).

4.21**	Form of Stock Purchase Unit Agreement.

4.22**	Form of Stock Purchase Unit Certificate (to be included in Exhibit 4.21).

4.23**	Form of Unit Agreement.

4.24**	Form of Unit Certificate (to be included in Exhibit 4.23).

4.25**	Form of Subscription Rights Agreement.

4.26**	Form of Subscription Rights Certificate (to be included in Exhibit 4.25).

5.1*	Opinion of Duane Morris LLP.

12.1*	Computation of Ratios.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Cohen & Company Inc.

23.2*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Strategos Deep Value Mortgage Fund LP, Strategos Deep Value Mortgage (Offshore) Fund LP, and Strategos Deep Value Mortgage Master Fund, Ltd.

23.3*	Consent of Ernst & Young LLP, Independent Auditors, regarding the financial statements of Brigadier Capital LP and Brigadier Capital Master Fund, Ltd.

23.4*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-7).

25.1***	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
***	To be filed separately on a delayed basis under the electronic form type “305 B2.”

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust

Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 29, 2010.

COHEN & COMPANY INC.

By:	/S/ DANIEL G. COHEN
Daniel G. Cohen, Chairman and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Cohen, Christopher Ricciardi, Joseph W. Pooler, Jr. and Rachael Fink, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WALTER T. BEACH Walter T. Beach	Director	April 29, 2010

/S/ RODNEY E. BENNETT Rodney E. Bennett	Director	April 29, 2010

Marc Chayette	Director

/S/ DANIEL G. COHEN Daniel G. Cohen	Chairman, Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)	April 29, 2010

/S/ THOMAS P. COSTELLO Thomas P. Costello	Director	April 29, 2010

/S/ G. STEVEN DAWSON G. Steven Dawson	Director	April 29, 2010

/S/ JOSEPH M. DONOVAN Joseph M. Donovan	Director	April 29, 2010

/S/ JACK HARABURDA Jack Haraburda	Director	April 29, 2010

/S/ DOUGLAS LISTMAN Douglas Listman	Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)	April 29, 2010

/S/ JOSEPH W. POOLER, JR. Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 29, 2010

/S/ CHRISTOPHER RICCIARDI Christopher Ricciardi	President and Chief Executive Officer of Cohen & Company Securities LLC	April 29, 2010

/S/ LANCE ULLOM Lance Ullom	Director	April 29, 2010

/S/ CHARLES W. WOLCOTT Charles W. Wolcott	Director	April 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing the Registrant’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate the Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.5	Articles of Amendment changing the Registrant’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.6	Articles Supplementary Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 28, 2009).

4.7	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 11, 2005).

4.8	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2010).

4.9	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.10	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.11	Section 382 Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2009).

4.12*	Form of Indenture (including form of Note).

4.13**	Form of Warrant Agreement.

4.14**	Form of Warrant Certificate (to be included in Exhibit 4.13).

4.15**	Form of Certificate of Designation.

4.16**	Form of Preferred Stock Certificate.

4.17**	Form of Deposit Agreement.

4.18**	Form of Depositary Receipt (to be included in Exhibit 4.17).

4.19**	Form of Stock Purchase Contract.

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4.20**	Form of Stock Purchase Contract Certificate (to be included in Exhibit 4.19).

4.21**	Form of Stock Purchase Unit Agreement.

4.22**	Form of Stock Purchase Unit Certificate (to be included in Exhibit 4.21).

4.23**	Form of Unit Agreement.

4.24**	Form of Unit Certificate (to be included in Exhibit 4.23).

4.25**	Form of Subscription Rights Agreement.

4.26**	Form of Subscription Rights Certificate (to be included in Exhibit 4.25).

5.1*	Opinion of Duane Morris LLP.

12.1*	Computation of Ratios.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Cohen & Company Inc.

23.2*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Strategos Deep Value Mortgage Fund LP, Strategos Deep Value Mortgage (Offshore) Fund LP, and Strategos Deep Value Mortgage Master Fund, Ltd.

23.3*	Consent of Ernst & Young LLP, Independent Auditors, regarding the financial statements of Brigadier Capital LP and Brigadier Capital Master Fund, Ltd.

23.4*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-7).

25.1***	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
***	To be filed separately on a delayed basis under the electronic form type “305 B2.”

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